Exhibit 99.1

FOR OFFICIAL RELEASE
20808 State Highway 71 W Unit B
Spicewood, TX 78669 -6824

Lottery.com Announces Leadership Team Appointments to Spearhead Global Expansion

AUSTIN, Texas December 11, 2023 — (GLOBE NEWSWIRE) — Lottery.com Inc. (Nasdaq: LTRY, LTRYW) (“Lottery.com” or the “Company”), a leading technology company that is transforming how, where and when the lottery is played, today announces the following strategic leadership appointments. Matthew McGahan assumes the helm as Chief Executive Officer, President, and Secretary, while Gregory Potts steps into the role of Chief Operating Officer. These leadership appointments mark a significant milestone in Lottery.com’s journey towards becoming a global leader in the lottery, gaming, and sports industries.

Matthew McGahan, previously serving as interim CEO since July 2023, brings a wealth of diverse experience to Lottery.com. His leadership experience includes being Chairman of Sports.com, Inc.; founding the Magic Automotive Group in Europe; and establishing United Capital Investments Limited (UCIL) in 2015. UCIL’s diverse investment portfolio spans a number of sectors including: sports, cobalt mining, green energy, and electric vehicles. Additionally, Matt’s philanthropic endeavors are notable, including founding the U.K. charity “Mask Our Heroes” in honor of his late father, a COVID-19 victim. The charity played a crucial role in providing PPE during the pandemic’s early stages.

Gregory Potts, promoted to COO, will oversee the reinvention of Lottery.com’s commercial growth and global operations. His extensive 25-year experience in strategic growth and marketing, coupled with his recent success as Global Vice President of Affiliate Success at Lottery.com, positions him to lead sales, marketing, customer success, and business development. His current roles as a trustee of WinTogether.org and board member at both Medios Electrónicos Y De Comunicación, S.A.P.I. de CV, and the Lexington chapter of the American Advertising Federation. bring further relevant experience to the role.

Matthew McGahan commented:

“I’m honored and excited for the trust placed in me to navigate Lottery.com’s future and I would like to thank the Board for the trust they have placed in both me and Greg. Our innovative approach, backed by our stakeholders and leadership team, promises to transform the lottery industry and also maximize our investments in the Sports.com domain and Nexus Gaming System.”

Gregory Potts shared his enthusiasm adding:

“Joining forces with Matthew, our Board, and stakeholders to elevate the Lottery.com brand globally is an exhilarating opportunity. The potential for growth and innovation here is immense, and I’m extremely optimistic about what we can achieve together.”

About Lottery.com

Lottery.com is a leading technology company that is transforming how, where and when lottery is played. Its engaging mobile and online platforms enable players and commercial partners located in the United States and internationally to remotely purchase legally sanctioned lottery games. Fans and subscribers look to Lottery.com for compelling, real-time results on more than 800 lottery games from more than 40 countries. Additionally, through WinTogether.org, Lottery.com is fundamentally changing how non-profit donors are incentivized to action by gamifying charitable giving. In all that it does, Lottery.com’s mission remains the same: an uncompromising passion to innovate, grow a new demographic of enthusiasts, deliver responsible and trusted solutions, and promote community and philanthropic initiatives. For more information, visit http://www.lottery.com.

Important Notice Regarding Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of present or historical fact included in this press release, regarding the company’s future financial performance, as well as the company’s strategy, future operations, revenue guidance, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this press release, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Lottery.com disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. Lottery.com cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Lottery.com. In addition, Lottery.com cautions you that the forward-looking statements contained in this press release are subject to the following factors: (i) the outcome of any legal proceedings that may be instituted against Lottery.com; (ii) Lottery.com’s ability to maintain effective internal controls over financial reporting, including the remediation of identified material weaknesses in internal control over financial reporting relating to segregation of duties with respect to, and access controls to, its financial record keeping system, and Lottery.com’s accounting staffing levels; (iii) the effects of competition on Lottery.com’s future business; (iv) risks related to Lottery.com’s dependence on its intellectual property and the risk that Lottery.com’s technology could have undetected defects or errors; (v) changes in applicable laws or regulations; (vi) risks related to the COVID-19 pandemic and its effect directly on Lottery.com and the economy generally; (vii) risks relating to privacy and data protection laws, privacy or data breaches, or the loss of data; (viii) the possibility that Lottery.com may be adversely affected by other economic, business, and/or competitive factors; (ix) the ability of Lottery.com to achieve its strategic and growth objectives as stated or at all; and (x) those factors discussed in the proxy statement/prospectus filed by Lottery.com with the SEC under the heading “Risk Factors” and the other documents filed, or to be filed, by Lottery.com with the SEC. Should one or more of the risks or uncertainties described in this press release materialize or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in the reports that Lottery.com has filed and will file from time to time with the SEC. These SEC filings are available publicly on the SEC’s website at www.sec.gov.

Lottery.com Contact:

ir@lottery.com